Exhibit (c)(7)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Board of Directors of Arkose GP LLC Discussion Materials April 10, 2018 PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Gol dman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a produ ct of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies name d herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solic itation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice. Working Draft as of 7-Apr-2018

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PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Table of Contents I. Executive Summary Appendix A: Appendix B: Supplemental Materials Alternative Perspectives on Series B Conversion – For Special Committee Use Only 2

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY I. Executive Summary

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Process Update on Arkose Midstream GP Structural Alternatives Immediately following the March 9th Board presentation, the Special Committee and its financial and legal advisors conducted a detailed review of structural alternatives available to GP. The review included: — — Due diligence with management on the status quo Upstream, Midstream, and GP financial plans Examination of major trends in the midstream and MLP capital markets, the broader energy market, and the recent structural simplifications that have occurred in the midstream sector Financial and capital market comparisons of two different structural alternatives to the status quo plan: i) GP acquiring Midstream using all stock, and ii) a recapitalization of the IDRs held by the GP using Midstream LP units — As a result of our review, the Special Committee observes the following with regard to the market environment: — There is notable stress in the midstream capital markets for companies such as Midstream that chose to be structured as limited partnerships: – The Alerian MLP index – as a proxy for the midstream sector --is 46% lower over the last 5 years, 26% lower over the last 1 year, and 13% lower year-to-date A steep drop-off in liquidity has occurred for both primary and secondary midstream equity capital Significant and wide-spread distribution/dividend cuts have occurred across the sector over the last 5 years as growth has decelerated and as equity capital has become scarce – – — Since 2013, we have identified 16 MLP simplifications that share similarities to the alternatives we evaluated –Increasingly these simplification transactions are being undertaken proactively rather than defensively to eliminate IDRs or the trading of MLPs entirely –There is a critical mass of precedent for a GP-Buys-Midstream style transaction. Of the 16 transaction noted above, 7 transactions involved a GP-entity acquiring their MLP in a taxable transaction primarily for stock (1) (1) Kinder Morgan – Kinder Morgan Partners (Aug-2014); Kinder Morgan-El Paso Energy Partners (Aug-2014); Targa-Targa Resource Partners (Nov-2015); Semgroup-Rose Rock Midstream (May-2016); ONEOK-ONEOK Partners (Feb-2017); Archrock-Archrock Partners (Jan-2018); and Tallgrass GP-Tallgrass Energy Partners (Apr-2018) 4 Executive Summary The Special Committee believes that pursuing a GP-Buys-Midstream transaction could be in the interest of GP common shareholders

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Process Update on Arkose Midstream GP Structural Alternatives (Cont’d) These market factors favor structural simplification versus the status quo. Our preference for a GP-Buys-Midstream structure versus an IDR recapitalization (or the status quo plan) is driven by a number of factors, including: — Combination of separate pools of equity into a single, larger, and common pool of 1099 equity, which is attractive to a broader group of investors Significant accretion in cash distributions and distributable cash flow per GP common share — – – Transaction accelerates GP’s economic ownership of Midstream distributed cash flow, potentially by many years Meaningful tax synergies increases the total amount of cash available for distribution for GP and Midstream without any corresponding reduction in distribution coverage GP common shareholders will have economic ownership of Midstream’s pre-coverage distributable cash flow (versus relying on actual cash distributions being paid by Midstream in order to receive cash at the GP entity) – — The pro forma GP entity will remain the highest growth midstream equity in the sector, with cash accretion helping to further offset any adverse effects on valuation of a “blending-down” of the GP distribution growth rate as a result of the deal The Special Committee also examined the potential market reactions and shareholder base implications for a GP-Buys Midstream transaction. Our preference for a single 1099 equity as the future form of ownership is driven by: — — Broader universe of investors for a 1099 equity, especially those outside of dedicated midstream/MLP funds Larger follow-on offerings have been executed for 1099 versus K-1 equities, and generally there appears to be greater daily trading liquidity for 1099s than K-1s after adjusting for market cap/float However, a major “prize” for a 1099 stock is index inclusion, which generates required index investor buying. Our pro forma GP-entity would have 3 significant “red flags” preventing index eligibility: — – – – i) Partnerships are specifically not eligible, a change in form to a true C-Corp would be required; ii) non-traditional governance arrangements make inclusion highly unlikely, and iii) S&P has a 50% float requirement (versus an expected ~45% float on a pro forma basis) 5 Executive Summary

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Process Update on Arkose Midstream GP Structural Alternatives (Cont’d) Given these various considerations, the Special Committee would recommend considering a GP-Buys-Midstream transaction. The main features of the transaction would be: — — Issuance of GP stock to acquire all outstanding LP units of Midstream Transaction would be taxable to Midstream LP unitholders in order to generate a tax basis step-up to shield cash taxes for a period of time at the surviving GP entity Simplification of all equity interests in Midstream, including the IDRs and the Series B interest in IDR LLC, into one single equity security Status quo partnership form and governance arrangements (i.e., no “NewCo C-Corp” structure) — — In order for the Special Committee to move forward with the determination of an initial exchange ratio to propose to Midstream, we wish to reach a common and clear understanding with the GP Board of the framework for Series B compensation — — The Series B have significant economic value to the holders of those interests Conversion of the Series B into common shares as suggested in the March 9th presentation represents a meaningful portion of the overall equity in the pro forma GP entity –25mm shares represents ~4 - 5% pro forma ownership in the combined entity Following resolution or clarification of the Series B units, the GP Board and the Special Committee should be able to agree shortly thereafter upon an initial exchange ratio to propose to Midstream — 6 Executive Summary The Special Committee believes that reaching a common understanding among the GP Board on the framework for compensating the IDR LLC Series B unitholders is in the best interest of all parties before moving forward with a proposal to Midstream

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Summary Comparison of Potential Structural Alternatives

INVESTMENT BANKING DIVISION

(Preliminary analysis subject to final structure and further simplification)

	Status Quo	GP Buys Midstream
Summary Description	▪ N/A	▪ GP acquires Midstream in a 100% share transaction ▪ GP remains a partnership taxable as a corporation
IDRs Exist?	Yes	No
Midstream Equity Value	▪ 2 pools of equity (K-1 and 1099)	▪ 1 common pool of equity (1099)
Cash Distribution Potential	▪ GP expected to pay ~$425mm in cash taxes over the forecast period	▪ Increased vs. status quo: cash tax savings due to taxable transaction to target unitholders
IDR LLC Series B Treatment	▪ Receives 6% of cash distributions in excess of $7.5mm per quarter, with right to convert into 6% of market cap in excess of $2.0bn	▪ Requires renegotiation or conversion of Series B interest as part of transaction
Governance	▪ Partnership-style	▪ Partnership-style (absent change to status quo)
Broad-based Equity Index Potential	▪ No as result of i) LP status of remaining entities, and ii) partnership-style governance are both specifically excluded from broad-based indices	▪ No as result of i) LP status of remaining entities, and ii) partnership-style governance are both specifically excluded from broad-based indices
Unitholder / Shareholder Approvals	▪ N/A	▪ Midstream: Approval of majority of outstanding LP unitholders (53% held by Upstream) ▪ GP: Not required

Status Quo – Midstream Equity Value:

	Mkt. Cap.	Float
Midstream	$4.6bn	$2.2bn
GP	$3.0bn	$1.2bn

GP Buys Midstream – Midstream Equity Value:

	Mkt. Cap.	Float
Midstream	--	--
GP	$7.6bn	$3.4bn

Note: Subject to determination of structure and further simplification.

Executive Summary 7

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Summary of Series B Units in Arkose IDR Holdings LLC

INVESTMENT BANKING DIVISION

Term	Description
General	■ Membership interests in Arkose IDR Holdings LLC (the "Company"), are designated as "Units" and divided into two classes: "Series A" and "Series B". The Series B Units are profit interests ■ As of December 31, 2017, 98,600 Series B Units were issued and outstanding (representing all authorized Series B Units), and 32,875 of which are vested — 48,000 held by CEO Paul Rady; 32,000 held by CFO Glen Warren; and 4,000 held by Midstream SVP and CFO Michael Kennedy
Transfer and Vesting Restrictions	■ Series B Units are subject to transfer restrictions and ratably vest over a three-year period on the anniversary date of their issuance (December 2016/January 2017). Any Series B Unit that fail to vest will be forfeited and not be re-issued — Certain senior executives of Arkose Midstream are also entitled to accelerated vesting of Series B Units upon involuntary termination of employment without cause, death or disability or certain change-of-control events.
Distributions	■ Series B Units are entitled to receive up to 6% of all quarterly cash distributions in excess of $7.5mm paid by Arkose Midstream Partners LP ("Midstream") on its incentive distribution rights ("IDRs"), subject to vesting conditions. — The Series A Units receive all other distributions (including the first $7.5mm in quarterly cash distributions made prior to distributions to Series B Units) ■ Series B Units do not participate in distributions prior to vesting, but upon vesting are entitled to receive catch-up distribution in an amount equal to pro rata share of distributions made prior to vesting
Optional Conversion	■ Series B Units may be converted by holders into common shares of Arkose Midstream GP LP ("GP") with a value equal to the pro rata share of up to 6% of any increase in GP's equity value in excess of $2.0bn ■ GP common shares issued pursuant to conversion capped at 6% of the GP common shares
Mandatory Conversion	■ Upon the earliest to occur of (i) December 31, 2026, (ii) a change of control of the Company or GP or (iii) a liquidation of the Company, GP may convert each outstanding Series B Unit into GP common shares, subject to certain limitations and in accordance with the conversion ratio described in the "Optional Conversion" section above

Source: Arkose IDR Holdings LLC Limited Liability Company Agreement dated 31-Dec-2016 and Arkose GP 2017 10-K

Executive Summary

8

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Conversion Calculation For Series B Units of Arkose IDR LLC

INVESTMENT BANKING DIVISION

Class B Conversion Into Status Quo GP Shares

20 Trading-Day GP VWAP (Current)	$ 16.42
(x) Common Shares Outstanding	186
GP Market Cap	$ 3,058
(-) $2.0bn Threshold	(2,000)
Equity Value Subject to Series B Take	$ 1,058
(x) Series B Take	6.0 %
Class B Share	$ 63
(x) Units Outstanding	100 %
(x) Percent Vested	100 %
Total Entitlement	$ 63
(/) Vested Units Outstanding	99
Per Vested B Unit Entitlement	$ 0.64
(x) Vested Units Redeemed	99
(/) 20 Day GP VWAP (Current)	$ 16.42
Conversion - Common Shares Issued	4

Memo: illustrative assumption → (x) Percent Vested

Conversion into Pro Forma Market Cap

20 Trading-Day GP VWAP (Current)	$ 16.42
(x) Common Shares Outstanding	186
GP Market Cap	$ 3,058
(+) Midstream Market Cap	4,692
Pro Forma Market cap	$ 7,750
(-) $2.0bn Threshold	(2,000)
Equity Value Subject to Series B Take	$ 5,750
(x) Series B Take	6.0 %
Class B Share	$ 345
(x) Units Outstanding	100 %
(x) Percent Vested	100 %
Total Entitlement	$ 345
(/) Vested Units Outstanding	99
Per Vested B Unit Entitlement	$ 3.50
(x) Vested Units Redeemed	99
(/) 20 Day GP VWAP (Current)	$ 16.42
Conversion - Common Shares Issued	21

Source: GP 424 B4 filing dated 05-May-2017 and GP IDR Holdings LLC Limited Liability Company Agreement dated 31-Dec-2016; Bloomberg market data as of 04-Apr-2018

Executive Summary 9

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Ownership Exchange Ratios Impact at Various Shares Issued for Midstream Implied Midstream Unit Price Implied Premium to 1 Day Close Implied Premium to 30 day VWAP 280 $ 23.24 (7)% (11) 299 $ 24.78 (1)% (5) 318 $ 26.33 5% 1 336 $ 27.88 11% 7 355 $ 29.43 17% 13 374 $ 30.98 23% 19 393 $ 32.53 30% 25 Pro Forma Ownership with Series B Conversion Into Post Transaction Market Cap (~21mm Shares) Former Series B Shareholders Former Midstream Unit Holders Midstream Public Upstream 4 4 4 4 4 4 4 27% 30 28% 31 29% 32 29% 33 30% 33 30% 34 31% 35 Total Shares Outstanding 488 506 525 544 562 581 600 Pro Forma Ownership with Series B Conversion Into Status Quo Market Cap (~4mm Shares) Former Series B Shareholders Former Midstream Unit Holders Midstream Public Upstream 1 1 1 1 1 1 1 28% 32 29% 32 29% 33 30% 34 31% 34 31% 35 32% 36 Total Shares Outstanding 470 489 508 527 545 564 583 Implied GP Share Price At Current Market Cap Illustrative Incremental Equity Value to Breakeven GP Share Price $ 16.23 (349) $ 15.61 (59) $ 15.04 230 $ 14.50 520 $ 14.01 810 $ 13.54 1,099 $ 13.11 1,389 Source: Upstream, Midstream, and GP 2017 10-Ks and Bloomberg market data as of 04-Apr-2018 10 Executive Summary Total Former Midstream Unitholders60%61%63%64%65%66%67 % GP Current Shareholders40%38%37%35%34%33%32 % Total Former Midstream Unitholders58%59%61%62%63%64%65 % GP Current Shareholders38%37%35%34%33%32%31 % Memo: GP Current Shares Outstanding 186mm Current GP Share Price: $15.49 Combined Equity Value: $7.6bn Illustrative Exchange Ratios (Midstream / GP)1.5 x1.6 x1.7 x1.8 x1.9 x2.0 x2.1 x

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Summary Impact of Alternative Series B Conversion Levels Pro Forma GP DPS Capitalized in 2019 DPS1 Pro Forma Ownership 1% $ 2.77 $ 2.68 $ 301 ~4mm shares $ 282 61% 4% 37% ~21mm shares 59% 2018 2019 2020 2021 2022 Current Midstream Yield Total Equity Upside Yield Yield 1% $ 2.41 $ 2.33 33% ~4mm shares $ 263 66% $ 246 4% 32% ~21mm shares 64% 2018 2019 2020 2021 2022 Current Midstream Yield Total Equity Upside Yield Yield Convert into GP Market Cap Convert Into Pro Forma Market Cap GP Midstream Series B Source: Arkose Projections and Bloomberg market data as of 04-Apr-2018 1 Capitalization based on pro forma shares outstanding held by legacy Midstream unitholders and GP shareholders. Executive Summary 11 $ 216 $ 1.95 $ 1.90 $ 1.58 $ 1.53 $ 1.15 $ 1.12 $ 0.82 $ 0.80 Illustrative 2.0 x Exchange Ratio to Midstream $ 248 $ 2.25 $ 2.18 $ 1.82 $ 1.76 $ 1.33 $ 1.28 $ 0.95 $ 0.91 Illustrative 1.6 x Exchange Ratio to Midstream

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Pro Forma Trading at Various Yields and Implied Ownerships

Based on 2019 DPU / DPS

Current Prices
GP: $15.49
Midstream: $25.10

	Exchange Ratio	Implied GP Ownership	DPU / DPS % Δ vs. Current: Midstream	DPU / DPS % Δ vs. Current: GP	Implied Unit Price / Accretion / (Dilution) to Midstream: Current Midstream Yield 8.8 %	Implied Unit Price / Accretion / (Dilution) to Midstream: Current Total Equity Yield 7.7 %	Implied Unit Price / Accretion / (Dilution) to Midstream: Upside Yield 7.2 %	Implied Share Price / Accretion / (Dilution) to GP: Current Midstream Yield 8.8 %	Implied Share Price / Accretion / (Dilution) to GP: Current Total Equity Yield 7.7 %	Implied Share Price / Accretion / (Dilution) to GP: Upside Yield 7.2 %	GP Break Even Yield
Conversion into Status Quo Market Cap (~4mm shares)[1]	1.6 x	38 %	(4)%	50 %	$ 24.11 / (4)%	$ 27.43 / 9 %	$ 29.35 / 17 %	$ 15.07 / (3)%	$ 17.14 / 11 %	$ 18.34 / 18 %	8.6 %
	1.7	37	(2)	44	$ 24.68 / (2)%	$ 28.07 / 12 %	$ 30.04 / 20 %	$ 14.52 / (6)%	$ 16.51 / 7 %	$ 17.67 / 14 %	8.3
	1.8	35	0	39	$ 25.20 / 0 %	$ 28.67 / 14 %	$ 30.67 / 22 %	$ 14.00 / (10)%	$ 15.93 / 3 %	$ 17.04 / 10 %	8.0
	1.9	34	2	34	$ 25.69 / 2 %	$ 29.22 / 16 %	$ 31.27 / 25 %	$ 13.52 / (13)%	$ 15.38 / (1)%	$ 16.46 / 6 %	7.7
	2.0	33	4	30	$ 26.15 / 4 %	$ 29.74 / 18 %	$ 31.82 / 27 %	$ 13.07 / (16)%	$ 14.87 / (4)%	$ 15.91 / 3 %	7.4
Conversion into Pro Forma Market Cap (~21mm shares)[2]	1.6 x	37 %	(7)%	44 %	$ 23.30 / (7)%	$ 26.50 / 6 %	$ 28.36 / 13 %	$ 14.56 / (6)%	$ 16.56 / 7 %	$ 17.72 / 14 %	8.3 %
	1.7	35	(5)	39	$ 23.87 / (5)%	$ 27.15 / 8 %	$ 29.06 / 16 %	$ 14.04 / (9)%	$ 15.97 / 3 %	$ 17.09 / 10 %	8.0
	1.8	34	(3)	35	$ 24.41 / (3)%	$ 27.76 / 11 %	$ 29.71 / 18 %	$ 13.56 / (12)%	$ 15.42 / (0)%	$ 16.50 / 7 %	7.7
	1.9	33	(1)	30	$ 24.91 / (1)%	$ 28.33 / 13 %	$ 30.31 / 21 %	$ 13.11 / (15)%	$ 14.91 / (4)%	$ 15.95 / 3 %	7.5
	2.0	32	1	26	$ 25.37 / 1 %	$ 28.86 / 15 %	$ 30.88 / 23 %	$ 12.69 / (18)%	$ 14.43 / (7)%	$ 15.44 / (0)%	7.2

Source: Arkose Projections and Bloomberg market data as of 4-Apr-2018
[1] *Calculation based on GP's market cap based on current 20-trading day VWAP.*
[2] *Calculation based on implied pro forma market cap calculated as GP market cap based on 20-trading day VWAP plus Midstream's current market cap; total market cap held constant regardless of exchange ratio.*

Executive Summary 12

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Accretion / (Dilution Analysis) GP Perspective GP Pro Forma DCF / Share Acc. (Dil.) GP Pro Forma DPS Acc. (Dil.) 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E 1.6 x 1.7 1.8 1.9 2.0 38% 37 35 34 33 76% 50% 36% 29% 25% 70 44 31 25 20 64 39 26 20 16 58 34 22 16 12 53 30 18 12 8 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E 1.6 x 1.7 37% 35 70% 44% 31% 25% 21% 64 39 26 21 16 1.8 34 59 35 22 16 12 1.9 33 53 30 18 13 9 2.0 32 48 26 14 9 5 Source: Arkose Projections and Bloomberg market data as of 4-Apr-2018 1 Calculation based on GP’s market cap based on current 20-trading day VWAP. 2 Calculation based on implied pro forma market cap calculated as GP market cap based on 20-trading day VWAP plus Midstream’s current market cap; total market cap held constant regardless of exchange ratio. 13 Executive Summary 118% 90% 53% 39% 27% 111 83 47 34 22 103 77 42 29 18 97 71 38 25 14 90 66 33 21 11 Implied GP Ownership Exchange Ratio Series B Convert at Pro Forma Market Cap (~21mm GP Shares)2 Projection Year Projection Year 126% 97% 58% 44% 31% 118 89 52 38 27 110 83 47 34 22 103 76 42 29 18 96 71 37 25 14 Implied GP Ownership Exchange Ratio Series B Convert at Status Quo Market Cap (~4mm GP Shares)1 Projection Year Projection Year

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Accretion / (Dilution Analysis) Midstream Perspective Midstream Pro Forma DCF / Unit Acc. (Dil.) Midstream Pro Forma DPU Acc. (Dil.) 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E 1.6 x 1.7 1.8 1.9 2.0 38% 37 35 34 33 (12)% (4)% 2% 5% 8% (10) (2) 4 8 11 (8) 0 7 10 13 (6) 2 9 12 15 (4) 4 11 14 17 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E 1.6 x 1.7 1.8 1.9 2.0 37% 35 34 33 32 (15)% (7)% (1)% 2% 5% (13) (5) 1 4 7 (11) (3) 3 7 10 (9) (1) 5 9 12 (7) 1 7 11 14 Source: Arkose Projections and Bloomberg market data as of 4-Apr-2018 1 Calculation based on GP’s market cap based on current 20-trading day VWAP. 2 Calculation based on implied pro forma market cap calculated as GP market cap based on 20-trading day VWAP plus Midstream’s current market cap; total market cap held constant regardless of exchange ratio. 14 Executive Summary (9)% (2)% 1% 3% 5% (7) 0 3 6 8 (5) 3 6 8 10 (3) 5 8 10 12 (1) 7 10 12 15 Implied GP Ownership Exchange Ratio Series B Convert at Pro Forma Market Cap (~21mm GP Shares)2 Projection Year Projection Year (6)% 1% 4% 7% 9% (4) 4 7 9 11 (2) 6 9 12 14 0 8 11 14 16 2 10 13 16 18 Implied GP Ownership Exchange Ratio Series B Convert at Status Quo Market Cap (~4mm GP Shares)1 Projection Year Projection Year

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix A: Supplemental Materials

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Combined Market (Midstream + GP + Series B) Since 1-Jun-2017 | ($ in millions) Capitalization Basis of Presentation Historical Combined Market Cap Midstream Units Midstream Unit Price 187 $ 25.10 $ 11,000 $ 10,000 GP Shares GP Share Price 186 $ 15.49 $ 9,000 $ 8,000 $ 7,000 Series B Conversion Shares GP Share Price 4 $ 15.49 Jun-2017 Sep-2017 Dec-2017 Mar-2018 Series B Conversion to GP Shares 8 7 Contributions to Equity Value 6 5 4 3 2 Jun-2017 Sep-2017 Dec-2017 Mar-2018 Source: CapIQ, Bloomberg market data as of 04-Apr-2018 Note: 1-Jun-2017 represents 21st day of public trading. Supplemental Materials 16 Number of Series B Shares if Converted Converted Shares 3.9 Midstream 61 % GP 38 Series B 1 millions of shares Combined Equity Value $ 7,636 Series B Equity Value $ 60 GP Market Cap (+) Midstream Market Cap (+) Illustrative Series B Value Combined Market Cap $ 7,636 GP Equity Value $2,884 $ in millions Midstream Equity Value $ 4,692

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Actual vs Peer Indexed Price Performance Midstream Unit Price Year-to-Date ($)¹ Historical Exchange Ratio Year-to-Date $35 1.70 x 1.65 x $30 1.60 x $25 1.55 x $20 Jan-2018 Feb-2018 Apr-2018 GP Share Price Year-to-Date ($)² 1.50 x $23 $22 $21 $20 $19 $18 $17 $16 $15 1.45 x 1.40 x 1.35 x 1.30 x Jan-2018 Feb-2018 Apr-2018 Jan-2018 Feb-2018 Apr-2018 Source: Bloomberg market data as of 04-Apr-2018 Note: Indexing begins on 26-Jan-2018. ¹ MLP Index includes BPMP, CNXM, DM, ENBL, ENLK, EQM, HESM, NBLX, PSXP, SHLX, VLP, WES, ANDX, CEQP, DCP, HEP, SMLP, TEP and TRGP. 2 GP Index includes EQGP, ENLC, ETE, EQGP and WGP 17 Supplemental Materials Indexed $ 16.78 GP $ 15.49 Share Price ($) Exchange Ratio (Midstream/GP) Indexed 1.58 x Indexed $ 26.55 Midstream $ 25.10 Actual 1.62 x Unit Price ($) Indexed Unit/Share prices and Exchange ratios as of 26-Jan (Recent market highs)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Midstream / GP Exchange Ratio Since GP IPO | 03-May-2017 2.00x 2.00 x / 23% 1.80x 30 60 901.90 x /C1u7r%rent ndar(At Since GP IPO ay Market) 1.80x 1.80 x / 11% 1.70x 1.70 x / 5% 1.62 x 1.60x 1.60x 1.60 x / (1)% 1.50 x / (7)% 1.49 x 1.50x 1.40x 1.40x 6M 1 1.30x .20x May-2017 Jul-2017 Oct-2017 Dec-2017 Mar-2018 May-2017 Jul-2017 Oct-2017 Dec-2017 Mar-2018 Midstream / GP Source: Bloomberg market data as of 04-Apr-2018 18 Supplemental Materials Less Ownership to Midstream Greater Ownership to GP Greater Ownership to Midstream Less Ownership to GP Exchange Ratio Exchange Ratio 47 x1.49 x Average 6MCalendar Calendar Cale DayDay D Exchange Ratio1.55 x1.52 x1.41 x1.45 x1. AverageAverage Since GP30 Calendar 60 Calendar 90 Calendar Current (At IPODayDayDayMarket) GP % Ownership39%39%39%40%40%38 % Exchange Ratio1.55x1.51x1.55x1.48x1.49x1.62x

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

GP / Midstream Contribution Analysis

($ in millions)

INVESTMENT BANKING DIVISION

■ GP ■ Series B ■ Midstream

		IDR LLC Distributions to		Midstream Distributions To			GP Buys Midstream	
		Series A	Series B	IDR LLC	LP Unitholders	Ratio of Cash Distributions (GP / Series B / Midstream)	Exchange Ratio To Midstream	Shares To Series B
Status Quo Cash Distributions to Equity (Midstream and IDR LLC)	FY 2018E	$ 136	$ 7	$ 143	$ 320	29 % / 1 % / 69 %	2.35 x	9
	FY 2019E	223	12	$ 236	414	34 % / 2 % / 64 %	1.85	10
	FY 2020E	336	20	$ 355	533	38 % / 2 % / 60 %	1.58	11
	FY 2021E	436	26	$ 462	640	40 % / 2 % / 58 %	1.46	11
	FY 2022E	556	34	$ 589	767	41 % / 2 % / 57 %	1.38	11

		Arkose GP Common Shares	IDR LLC - Series B Series B	Midstream LP Unitholders	Ratio of Cash Distributions (GP / Series B / Midstream)	Exchange Ratio To Midstream	Shares To Series B
Status Quo Cash Distributions to Equity (Midstream, IDR LLC, and GP	FY 2018E	$ 100	$ 7	$ 320	23 % / 2 % / 75 %	3.19 x	13
	FY 2019E	165	12	414	28 % / 2 % / 70 %	2.49	14
	FY 2020E	249	20	533	31 % / 2 % / 66 %	2.13	15
	FY 2021E	324	26	640	33 % / 3 % / 65 %	1.97	15
	FY 2022E	413	34	767	34 % / 3 % / 63 %	1.85	15

	GP	IDR LLC - Series B	Total GP	Midstream	Ratio of Equity Value (GP / Series B / Midstream)	Exchange Ratio To Midstream	Shares To Series B
Current Market Cap	$ 2,884	$ 60	$ 2,944	$ 4,692	38 % / 1 % / 61 %	1.62 x	4

Source: Arkose Projections and Bloomberg market data as of 04-Apr-2018

Supplemental Materials

19

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Absolute and Relative Changes in Family Equity Value in Precedent Transactions One Day % Change in Family Equity Value and Alerian Index Performance 14% (1)% (6)% 6 Month % Change in Family Equity Value and Alerian Index Performance 41% (22)% Source: Thomson, Alerian, Bloomberg Supplemental Materials 20 4% 8% (10)% (9)% 0%(15)% 10%10% (0)% 5%5% 2% 4% 2%2 % Change in Family Market Cap Alerian Performance

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Determining Arkose’s Overall Yield Calculation of Combined Equity Value Calculation of Equity Yield Midstream Units 187 2018 2019 2020 (x) Midstream Unit Price $ 25.10 Midstream LP Distributions $ 320 $ 414 $ 533 Midstream Equity Value $ 4,692 Implied Yield 6.8% 8.8% 11.4 % Y.o.Y. Dist Growth 30% 29% 29 % GP Shares (x) GP Share Price 186 $ 15.49 GP Common Distributions $ 100 $ 165 $ 249 GP Equity Value $ 2,884 Implied Yield 3.5% 5.7% 8.6 % Y.o.Y. Dist Growth 67% 65% 51 % Series B Converted Shares (x) GP Share Price 4 $ 15.49 Series B Equity Value $ 60 Combined Midstream¹ $ 427 $ 591 $ 802 Y.o.Y. Dist Growth 37% 38% 36 % Source: Arkose Projections and Bloomberg market data as of 29-Mar-2018 Note: Share counts based on 2017 Midstream and GP 10-K. 1 Includes Series B distributions. 2 Based on average precedent change in total equity in selected precedent transactions. Supplemental Materials 21 Implied Yield5.6%7.7%10.5 % Implied Upside Yield5.27.29.8 Arkose Midstream Total Equity Value$ 7,636 Illustrative 7.0% Uplift28,171

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix B: Alternative Perspectives on Series B Conversion – For Special Committee Use Only

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary of Illustrative Extension of Management’s Financial Forecasts LP DPU Forecast $ 8.00 $ 7.14 $ 7.14 $ 6.00 $ 5.96 $ 5.96 $ 5.73 $ 4.00 $ 1.72 $ 2.00 $ 0.00 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E Management Rapid Taper Gradual Taper Series B Distribution Forecast $ 80 $ 60 $ 54 $ 52 $ 40 $ 34 $ 26 $ 41 $ 20 $ 7 $ 0 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E Management Rapid Taper Gradual Taper Source: Arkose Projections Alternative Perspectives on Series B Conversion – For Special Committee Use Only 23 $ 68 $ 59 $ 50 $ 42 $ 47 $ 20 $ 12 $ 6.38 $ 5.60 $ 4.83 $ 3.42 $ 4.10 $ 5.32 $ 2.85 $ 4.75 $ 2.21

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary of Illustrative Implied Series B Values Shares Issued Based on Implied Values | (Shares and $ in Millions) 1 2 3 4 5 Cash Flow Based on DDM-implied GP share price Based on VWAP Illustrative Value If Converted1 26 10 10 10 9 9 Rapid Taper Gradual Taper Rapid Taper Gradual Taper Rapid Taper Gradual Taper 2018E 2019E 2020E Breakeven Cash Flow Source: Arkose Projections, Wall Street research and Bloomberg market data as of 4-Apr-2018 1 Based on current GP 20-trading day VWAP. 24 Alternative Perspectives on Series B Conversion – For Special Committee Use Only Breakeven Dist. in 2018 Breakeven Dist. In 2022 Slightly Declining PGR (-1%) Slightly Positive PGR (1%) 9.5% NTM Yield in 2026 5.5% NTM Yield in 2026 22 14 17 15 1111 11 11 9 8 7 $ 230 $ 269 $ 168 $ 170 $ 124 $ 133 $ 135 $ 150 $ 158 $ 111 335 397 170 172 145 150 220 Breakeven Conversion in 2026 Dividend Discount Models Arkose GP EV / IDR Cash Flow

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Implied Series B Value

Dividend Discount Model Through Series B Redemption in 2026 | ($ in millions)

Memo: Current 20-Trading Day VWAP: $ 16.42

Status Quo Series B Dividend Discount Model

	Management Forecast					Illustrative Extension of Projections				
	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Memo: LP DPU Y.o.Y. Growth		29 %	29 %	20 %	20 %	16 %	12 %	8 %	4 %	0 %
GP DPS	$ 0.54	$ 0.89	$ 1.34	$ 1.74	$ 2.22	$ 2.68	$ 3.08	$ 3.37	$ 3.53	$ 3.60
Y.o.Y. Growth		65 %	51 %	30 %	28 %	21 %	15 %	10 %	5 %	2 %
Perpetuity Growth Rate									0 %	
Terminal Value									$ 35.31	
Implied Future Market Cap									$ 6,574	
Equity Discount Rate	10.0 %									
Discounted Cash Flows	$0.51	$0.77	$1.05	$1.25	$1.45	$1.59	$1.66	$1.65	$16.54	
Implied NTM Terminal Yield									10.2 %	
Implied GP Share Price	$26.47									
Implied 2018E Yield	2.0 %									
Series B Cash Flows	$ 7	$ 12	$ 20	$ 26	$ 34	$ 41	$ 47	$ 52	$ 54	
Y.o.Y. Growth		83 %	58 %	33 %	29 %	22 %	16 %	10 %	5 %	
Terminal Value Based on DDM-Implied Future GP Market Cap									$ 274	
Implied Shares Issued to Series B									8	
Equity Discount Rate	10.0 %									
Discounted Cash Flows	$ 6	$ 11	$ 15	$ 19	$ 22	$ 24	$ 25	$ 25	$ 141	
Implied Terminal Yield									20 %	
Implied Series B Value	$ 289									
Implied 2018E Yield	2.3 %									
Shares Issued Today Based On:										
Current VWAP	18									
DDM-Implied Price	11									

Used to calculate 2026 market cap of GP and derive implied Series B terminal value and shares issued to Series B in 2026

Shares issued today based on DDM-implied current GP share price and DDM-implied Series B Value

Source: Arkose Projections, Wall Street research and Bloomberg market data as of 04-Apr-2018

[1] Calculation divides DDM-implied Series B value by current GP 20-trading day VWAP to reach number of shares issued to Series B unitholders in exchange for the units.

[2] Calculation divides DDM-implied Series B value by a DDM-implied GP share price derived using the same cost of equity and terminal growth rate assumptions to reach number of shares issued to Series B unitholders in exchange for the units.

Alternative Perspectives on Series B Conversion – For Special Committee Use Only

25

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Implied Series B Value (con't)

Series B Dividend Discount Model | ($ in millions)

Rapid Taper Case (4% Annual Step Down)

	Cost of Equity	Series B Value ($mm) – Perpetuity Growth Rate (1.0)%	0.0 %	1.0 %	Converted Shares (VWAP-Based)[1] (1) – Perpetuity Growth Rate (1.0)%	0.0 %	1.0 %	Converted Shares (DDM-Based)[2] (2) – Perpetuity Growth Rate (1.0)%	0.0 %	1.0 %
Cost of Equity	9.0 %	$ 305	$ 327	$ 355	19	20	22	11	11	11
	9.5	288	307	330	18	19	20	11	11	11
	10.0	272	289	309	17	18	19	11	11	11
	10.5	257	272	290	16	17	18	11	11	11
	11.0	244	257	273	15	16	17	11	11	11

GradualTaper Case (2% Annual Step Down)

	Cost of Equity	Series B Value (1.0)%	0.0 %	1.0 %	VWAP-Based (1.0)%	0.0 %	1.0 %	DDM-Based (1.0)%	0.0 %	1.0 %
Cost of Equity	9.0 %	$ 360	$ 387	$ 421	22	24	26	11	11	11
	9.5	338	362	391	21	22	24	11	11	11
	10.0	319	340	365	19	21	22	11	11	11
	10.5	301	319	341	18	19	21	11	11	11
	11.0	285	301	320	17	18	20	11	11	11

Source: Arkose Projections, Wall Street research and Bloomberg market data as of 29-Mar-2018 [1] *Calculation divides DDM-implied Series B value by current GP 20-trading day VWAP to reach number of shares issued to Series B unitholders in exchange for the units.* [2] *Calculation divides DDM-implied Series B value by a DDM-implied GP share price derived using the same cost of equity and terminal growth rate assumptions to reach number of shares issued to Series B unitholders in exchange for the units.*

Alternative Perspectives on Series B Conversion – For Special Committee Use Only

26

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Implied Series B Value (con't)

INVESTMENT BANKING DIVISION

Redemption Value in 2026 Based on Illustrative Future NTM Yields | ($ in millions)

Memo: Current 20-Trading Day VWAP: $ 16.42

Status Quo Illustrative Value if Redeemed in 2026

	Management Forecast					Illustrative Extension of Projections				
	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Memo: LP DPU Y.o.Y. Growth		29 %	29 %	20 %	20 %	18 %	16 %	14 %	12 %	0 %
Series B Cash Flows	$ 7	$ 12	$ 20	$ 26	$ 34	$ 42	$ 50	$ 59	$ 68	
Y.o.Y. Growth		83 %	58 %	33 %	29 %	25 %	21 %	17 %	14 %	
GP DPS	$ 0.54	$ 0.89	$ 1.34	$ 1.74	$ 2.22	$ 2.74	$ 3.28	$ 3.83	$ 4.36	$ 4.43
Y.o.Y. Growth		65 %	51 %	30 %	28 %	23 %	20 %	17 %	14 %	2 %
Assumed NTM DPU Yield									8.5 %	
Implied Share Price									$52.16	
Implied Market Cap									$9,711	
Series B Value									$ 463	
Implied Shares Issued At Year End									9	

Redemption Value Sensitivities

GP Yield at Y.E. 2026	Illustrative Series B Value ($mm) – Assumed Step Down: Gradual Taper	Illustrative Series B Value ($mm) – Assumed Step Down: Rapid Taper	Implied GP Share Price At Year End 2026 – Assumed Step Down: Gradual Taper	Implied GP Share Price At Year End 2026 – Assumed Step Down: Rapid Taper	Implied GP Shares Issued At Year End 2026 (3) – Assumed Step Down: Gradual Taper	Implied GP Shares Issued At Year End 2026 (3) – Assumed Step Down: Rapid Taper
5.5 %	$ 780	$ 611	$80.61	$65.43	10	9
6.5	$ 642	$ 499	68.21	55.37	9	9
7.5	$ 540	$ 416	59.11	47.98	9	9
8.5	$ 463	$ 353	52.16	42.34	9	8
9.5	$ 401	$ 303	46.67	37.88	9	8

Source: Arkose Projections, Wall Street research and Bloomberg market data as of 29-Mar-2018 [1] Based on current GP 20-trading day VWAP.

Alternative Perspectives on Series B Conversion – For Special Committee Use Only

27

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Implied Series B Value (Cont’d) Relative Value Based on GP Trading | ($ in millions) Status Quo Relative Value Based on GP EV / IDR Cash Flow Management Forecast 2018E 2019E2020E Relative Value Based Illustrative GP Enterprise Value Sensitivities 1 Implied EV / IDR Cash Flow Multiple Implied Series B Value Implied GP Shares 2018E 2019E 2020E 2018E 2019E 2020E 2018E 2019E 2020E $ 2,500 $ 124 $ 138 $ 145 8 8 9 3,000 149 166 174 9 10 11 3,500 174 193 203 11 12 12 4,000 199 221 233 12 13 14 4,500 224 249 262 14 15 16 Source: Arkose Projections, Wall Street research and Bloomberg market data as of 29-Mar-2018 1 Based on current GP 20-trading day VWAP . Alternative Perspectives on Series B Conversion – For Special Committee Use Only 28 18.4 x11.2 x7.4 x 22.113.48.9 25.815.710.4 29.417.911.9 33.120.213.4 Illustrative GP EV Implied GP Shares91010 Memo: Current 20-Trading Day VWAP: $ 16.42 GP Enterprise Value$ 2,882$ 2,882$ 2,882 ( / ) Cash Flow from IDR LLC136223336 EV / IDR Cash Flow21.2 x12.9 x8.6 x Series B Cash Flow$ 7$ 12$ 20 Illustrative Series B Value4$ 143$ 159$ 168

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Implied Series B Value (Cont’d) Breakeven Cash Flow To Series B | Based on Pro Forma GP DPS Assuming Full Tax Shield | ($ in millions) Illustrative Shares Issued to Reach Breakeven Cash Flow 2018E 2019E 2020E 2021E 2022E Total P.F. GP Total Dist. @ 100% Tax Shield Current GP Shares Converted Midstream Units @ 1.75 x Exch. Ratio Illustrative Series B Units Issued To Make Whole (2020 Cash Flow Breakeven) $ 463 186 327 12 $ 649 $ 889 $ 1,102 $ 1,356 P.F. DPS $0.88 $1.24 $1.69 $2.10 $2.58 $8.50 % to S.Q. 50% 16% (0)% (7)% (11)% (0)% Value at Current 20-Trading Day VWAP $ 125 $ 163 $ 189 $ 203 $ 214 $ 190 Breakeven Cash Flow Value Sensitivities 5 2018E 2019E 2020E 2021E 2022E Total 1.6 x 1.7 1.8 1.9 2.0 Source: Arkose Projections, Wall Street research and Bloomberg market data as of 29-Mar-2018 1 Represents the period where the shares issued result in an equal distribution to Series B unitholders in that period; sensitivity table shows cumulative impact over the forecast period on Series B unitholders based on the number of shares issued. 29 Alternative Perspectives on Series B Conversion – For Special Committee Use Only 7911121211 71011121311 81012131312 81012131412 81113131413 Exch. Ratio to Midstream Break Even Cash Flow Target Period Memo: Illustrative Breakeven Shares81012121312 Cash Flow to Series B$ 10$ 14$ 20$ 24$ 30$ 98 PF Units Outstanding525 Memo: Current 20-Trading Day VWAP: $ 16.42 S.Q. GP 2019 DPS: $0.89 Series B Status Quo Cash Flows$ 7$ 12$ 20$ 26$ 34$ 98

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Extension of Management Model Through 2027

INVESTMENT BANKING DIVISION

Rapid Taper Case | ($ in millions, except per share data)

		Management Projections					Illustrative Extension of Projections[1]				
	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Distributions											
GP Distributions	$ 70	$ 143	$ 236	$ 355	$ 462	$ 589	$ 711	$ 817	$ 895	$ 937	$ 937
LP Distributions	247	320	414	533	640	767	889	995	1,073	1,115	1,115
Total Distributions	$ 317	$ 463	$ 649	$ 889	$ 1,102	$ 1,356	$ 1,600	$ 1,811	$ 1,968	$ 2,052	$ 2,052
% Cash Flow to GP	*22 %*	*31 %*	*36 %*	*40 %*	*42 %*	*43 %*	*44 %*	*45 %*	*45 %*	*46 %*	*46 %*
Weighted Average LP Units Outstanding	185	187	187	187	187	187	187	187	187	187	187
Total Dist. Per Unit	$ 1.70	$ 2.48	$ 3.47	$ 4.75	$ 5.89	$ 7.25	$ 8.55	$ 9.68	$ 10.52	$ 10.96	$ 10.96
LP Distributions Per Unit	1.33	1.72	2.21	2.85	3.42	4.10	4.75	5.32	5.73	5.96	5.96
LP Dist Growth		*29 %*	*29 %*	*29 %*	*20 %*	*20 %*	*16 %*	*12 %*	*8 %*	*4 %*	*0 %*
Arkose IDR Holding LLC											
Cash Flow from Midstream	$ 70	$ 143	$ 236	$ 355	$ 462	$ 589	$ 711	$ 817	$ 895	$ 937	$ 937
Cash Flow to / Reserved for Series B Units[1]	(2)	(7)	(12)	(20)	(26)	(34)	(41)	(47)	(52)	(54)	
Cash Flow Available to GP LP	$ 67	$ 136	$ 223	$ 336	$ 436	$ 556	$ 670	$ 770	$ 843	$ 882	$ 937
Arkose Midstream GP LP ("GP")											
Cash Flow Available to GP	$ 67	$ 136	$ 223	$ 336	$ 436	$ 556	$ 670	$ 770	$ 843	$ 882	$ 937
G&A	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Interest Expense	0	0	0	0	0	0	0	0	0	0	0
Taxable Cash Flow to GP	$65	$134	$221	$334	$434	$554	$668	$768	$841	$880	$935
Cash Taxes		(34)	(56)	(85)	(110)	(140)	(169)	(194)	(213)	(223)	(237)
Effective Tax rate		(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%
Distributable Cash Flow to GP		$100	$165	$249	$324	$413	$499	$573	$628	$657	$698
DCF Coverage Ratio		1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x
Total Distributions		$ 100	$ 165	$ 249	$ 324	$ 413	$ 499	$ 573	$ 628	$ 657	$ 698
Shares Outstanding[1]		186	186	186	186	186	186	186	186	186	194
DPS		$ 0.54	$ 0.89	$ 1.34	$ 1.74	$ 2.22	$ 2.68	$ 3.08	$ 3.37	$ 3.53	$ 3.60

Source: Arkose Projections
Note: At end of management forecast period, model assumes LP DPU growth steps down in 4% increments per annum through 2027 as a base case assumption. Model extended through 2027 because Series B units in IDR LLC become redeemable on 31-Dec-2026.

Alternative Perspectives on Series B Conversion – For Special Committee Use Only 30

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Extension of Management Model Through 2027

INVESTMENT BANKING DIVISION

Gradual Taper Case | ($ in millions, except per share data)

		Management Projections					Illustrative Extension of Projections[1]				
	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Distributions											
GP Distributions	$ 70	$ 143	$ 236	$ 355	$ 462	$ 589	$ 726	$ 870	$ 1,016	$ 1,157	$ 1,157
LP Distributions	247	320	414	533	640	767	904	1,048	1,194	1,335	1,335
Total Distributions	$ 317	$ 463	$ 649	$ 889	$ 1,102	$ 1,356	$ 1,631	$ 1,918	$ 2,209	$ 2,493	$ 2,493
% Cash Flow to GP	*22 %*	*31 %*	*36 %*	*40 %*	*42 %*	*43 %*	*45 %*	*45 %*	*46 %*	*46 %*	*46 %*
Weighted Average LP Units Outstanding	185	187	187	187	187	187	187	187	187	187	187
Total Dist. Per Unit	$ 1.70	$ 2.48	$ 3.47	$ 4.75	$ 5.89	$ 7.25	$ 8.72	$ 10.25	$ 11.81	$ 13.32	$ 13.32
LP Distributions Per Unit	1.33	1.72	2.21	2.85	3.42	4.10	4.83	5.60	6.38	7.14	7.14
LP Dist Growth		*29 %*	*29 %*	*29 %*	*20 %*	*20 %*	*18 %*	*16 %*	*14 %*	*12 %*	*0 %*
Arkose IDR Holding LLC											
Cash Flow from Midstream	$ 70	$ 143	$ 236	$ 355	$ 462	$ 589	$ 726	$ 870	$ 1,016	$ 1,157	$ 1,157
Cash Flow to / Reserved for Series B Units[1]	(2)	(7)	(12)	(20)	(26)	(34)	(42)	(50)	(59)	(68)	
Cash Flow Available to GP LP	$ 67	$ 136	$ 223	$ 336	$ 436	$ 556	$ 685	$ 820	$ 956	$ 1,090	$ 1,157
Arkose Midstream GP LP ("GP")											
Cash Flow Available to GP	$ 67	$ 136	$ 223	$ 336	$ 436	$ 556	$ 685	$ 820	$ 956	$ 1,090	$ 1,157
G&A	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Interest Expense	0	0	0	0	0	0	0	0	0	0	0
Taxable Cash Flow to GP	$65	$134	$221	$334	$434	$554	$683	$818	$954	$1,088	$1,155
Cash Taxes		(34)	(56)	(85)	(110)	(140)	(173)	(207)	(242)	(276)	(293)
Effective Tax rate		(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%
Distributable Cash Flow to GP		$100	$165	$249	$324	$413	$510	$611	$713	$812	$863
DCF Coverage Ratio		1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x
Total Distributions		$ 100	$ 165	$ 249	$ 324	$ 413	$ 510	$ 611	$ 713	$ 812	$ 863
Shares Outstanding[1]		186	186	186	186	186	186	186	186	186	195
DPS		$ 0.54	$ 0.89	$ 1.34	$ 1.74	$ 2.22	$ 2.74	$ 3.28	$ 3.83	$ 4.36	$ 4.43

Source: Arkose Projections

Note: At end of management forecast period, model assumes LP DPU growth steps down in 2% increments per annum through 2027 as a base case assumption. Model extended through 2027 because Series B units in IDR LLC become redeemable on 31-Dec-2026.

Alternative Perspectives on Series B Conversion – For Special Committee Use Only

31

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs | INVESTMENT BANKING DIVISION

Illustrative Impact of Early Series B Vesting

Illustrative 10% Cost of Equity | Assumes Vesting In Equal Increments at Year End 2017, 2018, and 2019 | ($ in millions)

	2017A	2018E	2019E	2020E	2021E	2022E
Status Quo						
Series B Claim on IDR Cash Flow	$ 4	$ 7	$ 12	$ 20	$ 26	$ 34
Vested At:						
1-Jan	0 %	33 %	67 %	100 %	100 %	100 %
31-Dec	33	67	100			
Tranche 1 - '17 Maturity						
"Mid Year" Cash Flow		$ 2	$ 4	$ 7	$ 9	$ 11
Year End Cash Flow (Payments Due in Arrears Upon Vesting)		0	0	0	0	0
Tranche 2 - '18 Maturity						
"Mid Year" Cash Flow		$ 0	4	7	9	11
Year End Cash Flow (Payments Due in Arrears Upon Vesting)		4	0	0	0	0
Tranche 3 - '19 Maturity						
"Mid Year" Cash Flow		$ 0	$ 0	7	9	11
Year End Cash Flow (Payments Due in Arrears Upon Vesting)		0	8	0	0	0
Total "Mid-Year" Cash Flows		$ 2	$ 8	$ 20	$ 26	$ 34
Total Year End Cash Flows		4	8	0	0	0
PV of Cash Flows		$ 6	$ 14	$ 15	$ 19	$ 22
NPV of Status Quo		75				
Early Vesting (100% Vested Today)						
Tranche 1-3 "Mid Year" Cash Flow		$ 7	$ 12	$ 20	$ 26	$ 34
PV of Cash Flows		6	11	15	19	22
(+) Tranche 2-3 2017 Cash Due Upon Vesting (Undiscounted)		3				
Total PV of Cash Flows		$ 9	$ 11	$ 15	$ 19	$ 22
NPV of Early Vesting		76				
Incremental Value of Early Vesting		$ 1				

Source: Arkose Projections, Arkose GP 2017 10-K

Alternative Perspectives on Series B Conversion – For Special Committee Use Only

32

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Market Implied Perpetuity Growth Rates DDM Based on 2018-2020E DPU/DPS | Illustrative 10% Cost of Equity 3% 2% 1% 0% (0)% (0)% (0)% (1)% (2)% (3)% (4)% Implied Terminal NTM Yield Source: Arkose Projections, IBES/ Wall Street research, and Bloomberg market data as of 4-Apr-2018 Note: Summit Midstream Partners not shown; analysis indicates a -11% implied PGR and 23.7% implied terminal yield for Summit. 33 Alternative Perspectives on Series B Conversion – For Special Committee Use Only PSXP VLP BPMP TRGP DCP SHLX ENBL CNXM HEP WES EQM ANDX CEQP TEP Arkose Midstream DM ENLK 7.8% 7.6 % NA 8.5% 9.1% 9.9% 10.5% 11.2% 9.8% 10.4% 10.7% 10.6% 10.6% 11.1% 13.3% 9.0% 13.0% 2% 2% 2% 1% 1%1% (0)%(0)% (1)%(1)% (1)% (1)% (2)% (3)%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Basis of Analysis for Illustrative Market Implied Perpetuity Growth Rates 2018 2019 2020 2021 Arkose Mistream DPU PV of DPU Current Unit Price (-) PV of DPU $ 1.72 1.64 $ 25.10 (5.80) $ 2.21 1.92 $ 2.85 2.25 $ 3.42 Implied PV of Terminal Value Implied FV of TV (PGR) Implied FV of TV (EMM) $ 19.30 24.50 25.69 0.5 ( Rate ) Terminal Year Cash Flow Discount Implied Perpetuity Growth Rate = 0.5 (1) + Terminal Value1 Terminal Year Cash Flow Discount Rate X + Source: Arkose Projections, IBES/ Wall Street research, and Bloomberg market data as of 4-Apr-2018 1 Terminal value as calculated by the exit multiple method / year end discounting 34 Alternative Perspectives on Series B Conversion – For Special Committee Use Only Implied NTM Yield at Exit 13 % Implied PGR at Exit (1.5)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Weighted Average Cost of Capital Analysis Midstream | As of 03-Apr-2018 ($ in millions) WACC Calculation - Midstream WACC Sensitivity Analysis Target Capital Structure Debt / Total Capitalization Total Debt / Cap Equity / Cap 20.3% 79.7 10.0% 15.0% 20.0% 25.0% 30.0% 4.0% 4.5 5.0 5.5 6.0 Risk Free Rate Equity Beta Equity Risk Premium 2.8% 1.23 6.9 % Pre-Tax Cost of Debt Marginal Tax Rate Afer-Tax Cost of Debt 5.2% 5.2 Source: Arkose management, Midstream public filings, Axioma Historical Betas, Duff and Phelps, and Bloomberg market data as of 04-Apr-2018 Alternative Perspectives on Series B Conversion – For Special Committee Use Only 35 WACC10.0 % Cost of Equity11.3 % Debt / Equity Ratio25.5% 10.5%10.2%9.8%9.4%9.1% 10.610.29.99.59.2 10.610.310.09.79.4 10.710.410.19.89.5 10.710.510.29.99.7 Pre-Tax Cost of Debt

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Weighted Average Cost of Capital Analysis GP | As of 04-Apr-2018 ($ in millions) WACC Calculation WACC Sensitivity Analysis Buyer Capital Structure Debt / Total Capitalization 0.0% 100.0 Total Debt / Cap Equity / Cap 0.0% 5.0% 10.0% 15.0% 20.0% 4.0% 4.5 5.0 5.5 6.0 Risk Free Rate Equity Beta Equity Risk Premium 2.8% 0.91 6.9 % Pre-Tax Cost of Debt Marginal Tax Rate Afer-Tax Cost of Debt NA 25.3 % NA Source: Arkose Management, GP public filings, Axioma Historical Betas, Ibbotson and Bloomberg market data as of 04-Apr-2018 Note: GP Beta calculated based on median of GP peers’ historical betas due to limited trading history. Alternative Perspectives on Series B Conversion – For Special Committee Use Only 36 WACC9.1 % Cost of Equity9.1 % Implied Debt / Equity Ratio0.0% 9.1%8.8%8.5%8.2%7.9% 9.18.88.58.27.9 9.18.88.68.38.0 9.18.88.68.38.1 9.18.98.68.48.2 Pre-Tax Cost of Debt

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Weighted Average Cost of Capital Analysis Pro Forma | As of 03-Apr-2018 ($ in millions) WACC Calculation WACC Sensitivity Analysis Pro Forma Capital Structure Debt / Total Capitalization Total Debt / Cap Equity / Cap 13.6% 86.4 5.0% 10.0% 15.0% 20.0% 25.0% 4.0% 4.5 5.0 5.5 6.0 Risk Free Rate Equity Beta 2.8% 1.23 Equity Risk Premium 6.9 % Pre-Tax Cost of Debt Marginal Tax Rate Afer-Tax Cost of Debt 5.2% 25.3 3.9 Source: Arkose Management, GP public filings, Axioma Historical Betas, Ibbotson and Bloomberg market data as of 03-Apr-2018 Alternative Perspectives on Series B Conversion – For Special Committee Use Only 37 WACC 10.3 % Cost of Equity 11.3 % Implied Debt / Equity Ratio 15.8% 10.8%10.4%10.0%9.6%9.2% 10.910.510.19.79.3 10.910.510.19.89.4 10.910.510.29.89.5 10.910.610.29.99.6 Pre-Tax Cost of Debt

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY GP Historical & Predicted Beta Last 2 Years | Based of Selected Public General Partners Peers 1.80 1.60 1.40 1.20 0.95 x 0.91 x 1.00 0.80 Apr-2016 Jun-2016Aug-2016 Oct-2016Dec-2016 Feb-2017Apr-2017 Jun-2017Aug-2017 Oct-2017 Dec-2017 Feb-2018 Historical Peer Median Predicted Peer Median Source: Axioma as of 04-Apr-2018 Note: Peer median taken due to lack of GP Historical and Predicted Beta; Peers include ENLC, EQGP, ETE, TEGP and WGP. 38 Alternative Perspectives on Series B Conversion – For Special Committee Use Only Beta

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Midstream Historical & Predicted Beta Last Two Years | Based on Midstream’s Market Performance 1.80 1.70 1.60 1.50 1.40 1.30 1.23x 1.20 1.10 1.00 0.90 0.89x 0.80 Apr-2016 Aug-2016 Dec-2016 Apr-2017 Aug-2017 Dec-2017 Apr-2018 Historical Beta Predicted Beta Source: Axioma as of 04-Apr-2018 39 Alternative Perspectives on Series B Conversion – For Special Committee Use Only Beta

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Weighted Average Cost of Capital Analysis

INVESTMENT BANKING DIVISION

As of 04-Apr-2018

($ in millions)

Company	Historical Equity Beta	Predicted Beta	Basic Shares	Share Price	Basic Market Cap	Debt	Cash	Debt / Cap	Cash / Cap
Midstream	**1.23**	**0.89**	**187**	**$ 25.10**	**$ 4,692**	**$ 1,196**	**$ 8**	**20.3 %**	**0.1 %**
Selected Comparable Companies									
ANDX	0.94	0.91	217	$ 44.98	$ 9,768	$ 4,182	$ 75	30.0 %	0.5 %
BPMP	NA	0.95	105	$ 17.31	$ 1,813	$ 15	$ 33	0.8 %	1.8 %
CNXM	0.69	0.88	64	18.05	1,148	415	3	26.5	0.2
CEQP	0.97	0.97	71	26	1,838	1,492	1	44.8	0.0
DCP	0.64	0.95	143	35	5,024	4,707	156	48.4	1.6
DM	1.02	1.24	100	15	1,489	163	11	9.8	0.7
ENBL	0.76	0.93	433	14	5,944	3,450	5	36.7	0.1
ENLK	1.14	0.97	350	13	4,697	3,468	31	42.5	0.4
EQM	0.83	0.95	81	58.53	4,716	1,167	3	19.8	0.0
HESM	NA	0.96	55	19.33	1,055	0	48	0.0	4.6
HEP	1.09	0.89	105	27.71	2,917	1,507	8	34.1	0.2
NBLX	0.85	0.94	40	46.41	1,841	88	18	4.6	0.9
PSXP	0.85	0.93	122	47.77	5,807	2,945	185	33.6	2.1
SMLP	0.60	1.06	73	13.90	1,016	1,051	1	50.9	0.1
TEP	1.33	1.08	73	38.52	2,820	2,147	2	43.2	0.0
TRGP	0.57	1.02	219	43.69	9,561	5,053	137	34.6	0.9
VLP	0.55	0.89	71	36.11	2,552	985	116	27.9	3.3
WES	0.96	0.94	153	43	6,504	3,465	79	34.8	0.8
High	**1.33**	**1.24**			**$ 9,768**	**$ 5,053**	**$ 185**	**50.9 %**	**4.6 %**
Median	**0.86**	**0.96**			**2,868**	**1,500**	**24**	**33.9**	**0.6**
Low	**0.55**	**0.88**			**$ 1,016**	**$ 0**	**$ 1**	**0.0 %**	**0.0 %**

Company	Historical Equity Beta	Predicted Beta	Basic Shares	Share Price	Basic Market Cap	Debt	Cash	Debt / Cap	Cash / Cap
GP	**0.91**	**0.88**	**186**	**$ 15.49**	**$ 2,884**	**$ 0**	**$ 2**	**0.0 %**	**0.1 %**
Selected Comparable Companies									
ENLC	0.91	0.99	181	$ 14.40	$ 2,605	$ 74	$ 0	2.8 %	0.0 %
EQGP	0.90	0.88	266	23	6,077	0	0	0.0	0.0
ETE	1.11	1.00	1,079	14	15,399 NA	NA	NA	NA	
TEGP	0.97	0.95	185	19	3,496	146	1	4.0	0.0
WGP	0.87	0.95	219	33	7,170	28	1	0.4	0.0
High	**1.11**	**1.00**			**$ 15,399**	**$ 146**	**$ 1**	**4.0 %**	**0.0 %**
Median	**0.91**	**0.96**			**6,077**	**51**	**1**	**1.6**	**0.0**
Low	**0.87**	**0.88**			**$ 2,605**	**$ 0**	**$ 0**	**0.0 %**	**0.0 %**

Source: Management, public filings, Axioma Historical Betas, Duff and Phelps, and Bloomberg market data as of 04-Apr-2018
Note: Assumes risk free rate of 2.8%, market risk premium of 6.9%, pre-tax cost of debt for Midstream of 5.2%, pre-tax yield on cash for Midstream of 2.3% and tax rate of 0%; GP Historical Equity Beta based on Peer Median

Alternative Perspectives on Series B Conversion – For Special Committee Use Only

40

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Research Analyst DDM Cost Midstream and GP of Equity for Midstream Cost of Equity GP Cost of Equity Midstream Median: 10.3% GP Median: 10.1% 12.1% 12.0% 12.0% 12.0% .5% .5% Source: Bloomberg, IBES and Wall Street research as of 03-Apr-2018 Alternative Perspectives on Series B Conversion – For Special Committee Use Only 41 10.7% 10.3%10.0% 8.5% 9.4% 7 10.3%10.2% 9.5% 8 9.3%